UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWCASTLE INVESTMENT CORP.

April 21, 2009

Dear Fellow Stockholders:

On behalf of the board of directors, I cordially invite you to attend the Annual Meeting of Stockholders of Newcastle Investment Corp. (the “Annual Meeting”) to be held at The Hilton Hotel New York, Beekman Parlor, 1335 Avenue of the Americas, New York, New York, on Wednesday, May 27, 2009, at 8:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone, or by completing, signing, and returning your proxy card in the envelope provided.

PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All Shareholders may vote in person at the Annual Meeting. In addition, any shareholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot to be able to attend and vote at the Annual Meeting.

Sincerely,

Wesley R. Edens

Chairman of the board of directors

NEWCASTLE INVESTMENT CORP.

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 27, 2009

To the Stockholders of Newcastle Investment Corp.:

The annual meeting of stockholders of Newcastle Investment Corp., a Maryland corporation, will be held at The Hilton Hotel New York, Beekman Parlor, 1335 Avenue of the Americas, New York, New York, on Wednesday, May 27, 2009, at 8:00 a.m., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class I directors to serve until the 2012 annual meeting of stockholders or until their successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

Stockholders of record at the close of business on March 31, 2009, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone or by the Internet by logging onto the site provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Randal A. Nardone

Secretary

1345 Avenue of the Americas

46th Floor

New York, New York 10105

April 21, 2009

NEWCASTLE INVESTMENT CORP.

1345 Avenue of the Americas, 46th Floor,

New York, New York 10105

PROXY STATEMENT

For The 2009 Annual Meeting of Stockholders To Be Held On Wednesday,

May 27, 2009

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of Newcastle Investment Corp., a Maryland corporation, for use at the annual meeting of stockholders to be held on Wednesday, May 27, 2009, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “Newcastle” each refers to Newcastle Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 21, 2009.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect two Class I directors to serve until the 2012 annual meeting of stockholders or until their successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition, to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on March 31, 2009, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

As of March 31, 2009, there were outstanding and entitled to vote 52,808,531 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on March 31, 2009, are entitled to vote at the Annual Meeting or any adjournment thereof. A stockholder list will be available for examination by Newcastle stockholders at the Annual Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

We also have outstanding 2,500,000 shares of our 9.75% Series B Cumulative Redeemable Preferred Stock, 1,600,000 shares of our 8.05% Series C Cumulative Redeemable Preferred Stock and 2,000,000 shares of our 8.375% Series D Cumulative Redeemable Preferred Stock. These shares have no voting rights, except in limited circumstances, none of which are applicable at the Annual Meeting.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our board of directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. For the approval of Ernst & Young LLP, the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting is required to approve the matter.

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of the nominees to our board of directors;

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009; and

(iii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of the New York Stock Exchange, which is sometimes referred to herein as the NYSE, or the National Association of Securities Dealers, Inc. from voting on a matter.

Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In determining whether the proposal to ratify the appointment of the independent registered public accounting firm has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote “withheld” from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director.

Abstentions (and broker non-votes) will be disregarded and will have no effect on the outcome of the election of our board of directors, the appointment of Ernst & Young LLP or any other matter for which the required vote is a majority of the votes cast. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•

send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Randal A. Nardone, at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;

•	sign, date and mail a new proxy card to our Secretary;

•	dial the number provided on the proxy card and vote again;

•	log onto the Internet site provided on the proxy card and vote again; or

•	attend the Annual Meeting and vote your shares in person.

If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K for our most recently completed fiscal year has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version of our Annual Report in the Investor Relations section of the Newcastle website (www.newcastleinv.com).

Voting Results

Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, which we plan to file with the SEC in August 2009.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.

Recommendations of the Board of Directors

The board of directors recommends a vote:

(i)	FOR the election of the nominees to our board of directors; and

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first proposal is to elect two Class I directors to serve until the 2012 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Our charter authorizes the number of directors to be not less than one, nor more than fifteen. The number of directors on the board is currently fixed at six. Our board of directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current board of directors is classified as follows:

Class	Director	Term Expiration
Class I	Stuart A. McFarland	2009
	Peter M. Miller	2009
Class II	Kevin J. Finnerty	2010
	Kenneth M. Riis	2010
Class III	Wesley R. Edens	2011
	David K. McKown	2011

In general, the term for a Class I director expires in 2009, the term for a Class II director expires in 2010 and the term for a Class III director expires in 2011.

The board of directors has unanimously proposed Stuart A. McFarland and Peter M. Miller as director nominees for election as Class I directors. The director nominees currently serve on our board of directors. Mr. McFarland was unanimously appointed to our board of directors in 2002, and was elected to serve as a Class I director through 2009 at our 2006 Annual Meeting. Mr. Miller was unanimously appointed to our board of directors in 2003, and was elected to serve as a Class I director through 2009 at our 2006 Annual Meeting. If elected at the Annual Meeting, each of Mr. McFarland and Mr. Miller will hold office until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees become unavailable to serve, an event that the board of directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the board of directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. McFarland and Mr. Miller.

The board of directors recommends that you vote FOR the election of Mr. McFarland and Mr. Miller to serve as our directors until the 2012 annual meeting of the stockholders or until their successors are duly elected and qualified.

Class	Director	Term Expiration
Class I	Stuart A. McFarland	2012
Class I	Peter M. Miller	2012

If either of the nominees becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

Information Concerning Our Directors, Including the Director Nominees

Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors and the beneficial ownership of shares of our Common Stock as of April 1, 2009, after giving effect to the exercise of all exercisable options within the 60 days after April 1, 2009. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this Proxy Statement.

Wesley R. Edens Chairman of the board of directors since inception 3,368,963 shares of our Common Stock beneficially owned Age: 47	Mr. Edens has been Chairman of our board of directors since inception. Mr. Edens also served as our Chief Executive Officer from our inception until February 2007. Mr. Edens is the Chairman of the board of directors and the Chief Executive Officer of Fortress Investment Group LLC, an affiliate of our manager. Mr. Edens has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the private equity and publicly traded alternative investment businesses of Fortress Investment Group LLC. He is also Chairman of the board of directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse Media, Inc., Seacastle Inc. and Mapeley Limited, Chairman and Chief Executive Officer of Newcastle Investment Holdings LLC (the predecessor of Newcastle) and a director of GAGFAH S.A. and Penn National Gaming Inc. Mr. Edens was the Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of the board of directors from October 2002 to January 2007. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman, Chief Executive Officer and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman and Chief Executive Officer of Fortress Brookdale Investment Fund LLC and Chief Executive Officer of RIC Coinvestment Fund GP LLC. Prior to forming Fortress Investment Group LLC, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers.

Kevin J. Finnerty Director since August 2005 227,986 shares of our Common Stock beneficially owned Age: 54	Mr. Finnerty has been a member of our board of directors and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors since August 2005. Mr. Finnerty has been a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) since its inception in 1998. Mr. Finnerty is the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department. Mr. Finnerty joined Chase Securities Inc. in December of 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003.

Stuart A. McFarland Director since October 2002 8,070 shares of our Common Stock beneficially owned Age: 62	Mr. McFarland has been a member of our board of directors since October 2002 and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors since November 2002. Mr. McFarland was a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) from May 1998 until October 2002. Mr. McFarland is Executive Chairman of Special Asset Investment and Servicing, LLC. Mr. McFarland was Chairman of Federal City Bancorp, Inc., a Managing Partner of Federal City Capital Advisors, LLC and President and Chief Executive Officer of Pedestal Inc., an internet secondary mortgage market trading exchange. Mr. McFarland was Executive Vice President and General Manager of GE Capital Mortgage Services and President and CEO of GE Capital Asset Management Corporation from 1990 to 1995. Prior to GE Capital, Mr. McFarland was President and CEO of Skyline Financial Services Corp. Before joining Skyline, Mr. McFarland was President and CEO of National Permanent Federal Savings Bank in Washington, D.C. Prior to that, Mr. McFarland was Executive Vice President - Operations and Chief Financial Officer with Fannie Mae (Federal National Mortgage Association). From 1972 to 1981, he was President and Director of Ticor Mortgage Insurance Company in Los Angeles, California. Mr. McFarland presently serves as a Director of the Brandywine Funds, the Hyperion Brookfield Funds and the RMK/Helios Funds. Mr. McFarland also serves as a Director and Member of the Executive Committee of the Center for Housing Policy and is a member of the Trustees Council of the National Building and of the Federal City Council.

David K. McKown Director since November 2002 8,070 shares of our Common Stock beneficially owned Age: 71	Mr. McKown has been a member of our board of directors and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors since November 2002. Mr. McKown is a member of the board directors for Global Partners LP where he serves on the Conflicts Committee, the Compensation Committee and the Audit Committee and is a member of Safety Insurance Group’s board of directors where he serves on the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Mr. McKown also serves as a director of Friends of Post Office Square and POWDR Corp. Mr. McKown has been a senior advisor to Eaton Vance Management, an investment fund manager located in Boston, Massachusetts, since May 2000. Mr. McKown retired from the BankBoston, N.A. in 2000 as a Group Executive. Mr. McKown was a trustee of Equity Office Properties Trust from July 1997 to May 2006 where he served on the Executive, Compensation and Option and Conflicts Committees. Mr. McKown was also a director at American Investment Bank. Mr. McKown holds advisory directorships with Eiger Fund and Alliance Energy, Inc.

Peter M. Miller Director since February 2003 22,330 shares of our Common Stock beneficially owned Age: 53	Mr. Miller has been a member of our board of directors and a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors since February 2003. Mr. Miller is CEO of Whitehead Miller Advisors, Inc., a financial advisory firm which provides advice to investors, creditors, or management in connection with distressed businesses and assets in both the U.S. and Latin America. Previously, Mr. Miller was a Principal of MatlinPatterson Global Advisors LLC. From 2004 through 2007, Mr. Miller was a Managing Director at Dresdner Kleinwort Securities LLC and the Head of Latin American Credit Asset Management in New York. Previously, he was at ING Financial Markets LLC for 15 years, where, most recently, he was a Managing Director and Head of their Latin Debt Advisory Group. Mr. Miller joined ING after seven years at Bankers Trust where he held various positions in the Latin American Merchant Banking Group.

Kenneth M. Riis Director since February 2007 602,477 shares of our Common Stock beneficially owned Age: 49	Mr. Riis was appointed Chief Executive Officer by our board of directors on February 21, 2007. On that date, Mr. Riis was also unanimously elected as one of our directors. Mr. Riis has been our President since our inception and a Managing Director of our manager, an affiliate of Fortress Investment Group LLC, since December 2001. Mr. Riis is also the President of Newcastle Investment Holdings LLC (the predecessor of Newcastle). From November 1996 to December 2001, Mr. Riis was an independent consultant for our manager as well as other financial companies. From 1989 to 1996, Mr. Riis was a Principal and Managing Director of the real estate finance group at Donaldson, Lufkin & Jenrette.

Legal Proceedings Involving Directors, Officers and Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, or, to the knowledge of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Compensation of Directors

We pay a $30,000 annual director’s fee to each of our directors who are not officers or employees (that is, other than Mr. Edens and Mr. Riis). All members of our board of directors are reimbursed for their costs and expenses in attending all meetings of our board of directors. Fees to the directors may be paid in cash or may be made by issuance of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash.

In addition, pursuant to Newcastle Investment Corp.’s Nonqualified Stock Option and Incentive Award Plan (referred to herein, as amended, as the Stock Incentive Plan), each of our directors who are not officers or employees receive effective on the first business day after our annual meeting of stockholders automatic annual awards of our Common Stock valued at $15,000, based on the per share closing price of our Common Stock on the New York Stock Exchange on the date of grant. In 2008, these directors each received, accordingly, a grant of 1,503 shares. In addition, new directors who are not officers or employees receive a one-time grant of fully-vested options for 2,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant.

Affiliated directors (Mr. Edens and Mr. Riis) are not compensated by the Company.

Determination of Director Independence

At least a majority of the directors serving on the board of directors must be independent directors. For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationship with the Company. The board of directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the New York Stock Exchange listing rules. Under the categorical standards, a director will be independent unless:

(a)	within the preceding three years: (i) the director was employed by the Company or its manager; (ii) an immediate family member of the director was employed by the Company or its manager as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, its manager or any controlled affiliate of its manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its manager as a partner, principal or manager; or (vi) an executive officer of the Company or its manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

(b)	he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board. The board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The board has determined that each of Messrs. Finnerty, McFarland, McKown and Miller are independent for purposes of New York Stock Exchange Rule 303A and each such director has no material relationship with the Company. In making such determination, the board of directors took into consideration, in the case of Mr. Finnerty, that (i) Mr. Finnerty is an independent director and shareholder of Newcastle Investment Holdings LLC (the predecessor of Newcastle), an entity managed by the Company’s manager, and (ii) that certain directors have invested in the securities of private investment funds or companies managed by the Company’s manager.

Statement on Corporate Governance

Overview.    We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our board of directors consists of a majority of independent directors (in accordance with the rules of the New York Stock Exchange). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed exclusively of the independent directors.

We have adopted corporate governance guidelines and a code of business conduct and ethics, which delineate our standards for our officers and directors, and employees of our manager, an affiliate of Fortress Investment Group LLC. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors. Our website address is www.newcastleinv.com. You may also obtain these documents by writing to the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

As mentioned above, the board of directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees of our external manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

Board and Committee Meetings

During the year ended December 31, 2008, our board of directors held 12 meetings. No director (other than Mr. Edens) attended fewer than 75 percent of all meetings of our board of directors and the committees on which such director served. The board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2008, the Audit Committee met five times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met once. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. One director, Mr. Riis, attended the 2008 annual shareholder meeting.

Audit Committee.    The members of the Audit Committee are Messrs. Finnerty, McFarland (Chairman), McKown and Miller. The Audit Committee is governed by a written charter adopted by our board of directors and is composed of four independent directors (each of whom has been determined by our board of directors to be independent in accordance with the rules of the New York Stock Exchange and the SEC’s audit committee independence standards), and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company’s management. The board has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board has determined that Mr. McFarland qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. Actions taken by the Audit Committee are reported to the board of directors, usually at its next scheduled meeting.

The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is responsible for pre-approval of audit and, subject to de minimis exceptions, permitted non-audit services.

Compensation Committee.    The members of the Compensation Committee are Messrs. Finnerty, McFarland, McKown (Chairman) and Miller, each of whom has been determined by our board of directors to be independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee is responsible for overseeing the annual review of the management agreement with the Company’s manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the board regarding director compensation. During 2008, the Company did not pay any cash compensation to its executive officers or grant any options to affiliates of our manager. The Compensation Committee conducted its annual review of the management agreement after which it advised the full board of directors that, in its view, there was no contractual basis for the independent directors to recommend a termination of the management agreement and that the management fees earned by the manager are fair.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Messrs. Finnerty, McFarland, McKown and Miller (Chairman), each of whom has been determined by our board of directors to be an independent director in accordance with the rules of the New York Stock Exchange. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board.

The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the board of directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are possession, taking into account such person’s familiarity with the Company, of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

Stockholder Communications with Directors

The Company provides the opportunity for stockholders and interested parties to communicate with the members of the board. You can contact Newcastle’s board of directors to provide comments, to report concerns, or to ask a question, at the following address.

Write to Newcastle’s Board:

Newcastle Investment Corp.

c/o Ms. Lilly Donohue

Director, Investor Relations

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Stockholders can contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group), at the address above or at the following email address: NonManagementDirectors@newcastleinv.com.

All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of the manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

We operate under a written charter approved by the board of directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at www.newcastleinv.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Audit Committee and the board of directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2009.

THE AUDIT COMMITTEE

Stuart A. McFarland, Chairman

Kevin J. Finnerty

David K. McKown

Peter M. Miller

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors will occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company or employees of the Company’s manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

EXECUTIVE OFFICERS

The following table shows the names and ages of our present executive officers and certain other corporate officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Wesley R. Edens	47	Chairman of the board of directors
Kenneth M. Riis	49	Chief Executive Officer and President
Brian C. Sigman	31	Chief Financial Officer and Treasurer
Phillip J. Evanski	40	Chief Investment Officer
Jonathan Ashley	43	Chief Operating Officer
Randal A. Nardone	53	Secretary

Wesley R. Edens For information regarding Mr. Edens, see the “Information Concerning Our Directors, Including the Director Nominees” section of this Proxy Statement.

Kenneth M. Riis For information regarding Mr. Riis, see the “Information Concerning Our Directors, Including the Director Nominees” section of this Proxy Statement.

Brian C. Sigman has been our Chief Financial Officer since August 2008. Previously, Mr. Sigman served as our Vice President of Finance since 2006. Prior to that time, Mr. Sigman served as our Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP.

Phillip J. Evanski has been our Chief Investment Officer since June 2006. Mr. Evanski is a Managing Director of our manager, an affiliate of Fortress Investment Group LLC. Mr. Evanski was previously with Nomura Securities since 2004 where he was a Managing Director and Head of CMBS Trading and Syndicate. Prior to that, Mr. Evanski was a Senior Vice President and Principal for Realm Business Solutions, Inc. From 1999 to 2000, he was a Vice President at JP Morgan in London with responsibility for Structured Product Syndicate and Trading. Prior to that, Mr. Evanski was a Senior Vice President and Head of the Asset Securitization Group for Donaldson, Lufkin & Jenrette between 1998 and 1999 in London. From 1992 to 1998 Mr. Evanski was a Senior Vice President and Head of CMBS Trading and Syndicate for Donaldson, Lufkin & Jenrette in New York.

Jonathan Ashley has been our Chief Operating Officer since our inception. Mr. Ashley is a Managing Director of our manager, an affiliate of Fortress Investment Group LLC, since its formation in May 1998. Mr. Ashley is also a Vice President and the Chief Operating Officer of Newcastle Investment Holdings LLC (the predecessor of Newcastle). Mr. Ashley previously worked for Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Ashley worked for an affiliate of BlackRock Financial Management, Inc. from April 1996 to May 1997. Prior to joining BlackRock, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

Randal A. Nardone has been our Secretary since our inception. Mr. Nardone is the Chief Operating Officer and a member of the board of directors of Fortress Investment Group LLC. Mr. Nardone has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in 1998. Mr. Nardone oversees Fortress’s structured finance and legal matters. Mr. Nardone is a director of Alea Group Holding (Bermuda) Ltd., GAGFAH S.A. and Eurocastle Investment Limited. Mr. Nardone is also a Vice President and the Secretary of Newcastle Investment Holdings LLC (the predecessor of Newcastle). Mr. Nardone was previously a managing director of UBS from May 1997 to May 1998. Prior to joining UBS in 1997, Mr. Nardone was a principal of BlackRock Financial Management, Inc. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We are party to a management agreement with an affiliate of Fortress Investment Group LLC, pursuant to which our manager provides for the day-to-day management of our operations.

The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our manager’s management of us is under the direction of our board of directors. Our manager is responsible for, among other things, (i) the purchase and sale of real estate securities, real estate related loans and other real estate related assets, (ii) the financing of such investments, (iii) management of our real estate, including arranging for purchases, sales, leases, maintenance and insurance, (iv) the purchase, sale and servicing of loans for us, and (v) investment advisory services. Our manager is also responsible for our day to day operations and performs (or causes to be performed) such other services and activities relating to our assets and operations as may be appropriate.

We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in the management agreement.

To provide an incentive for our manager to enhance the value of our Common Stock, our manager is entitled to receive an annual incentive return (the “Incentive Compensation”) on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) our funds from operations, as defined (before the Incentive Compensation) per share of Common Stock (based on the weighted average number of shares of Common Stock outstanding) plus (b) gains (or losses) from debt restructuring and from sales of property per share of Common Stock (based on the weighted average number of shares of Common Stock outstanding), exceed (2) an amount equal to (a) the weighted average of the book value per share of Common Stock of the net assets transferred to us on or prior to July 12, 2002, by Newcastle Investment Holdings Corp., and the price per share of Common Stock in any of our subsequent offerings (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum multiplied by (B) the weighted average number of shares of our Common Stock outstanding during such period. Our manager earned no incentive compensation during 2008. We expect that there will be no incentive compensation payable to our manager for an indeterminate period of time.

The management agreement provides for automatic one-year extensions. Our independent directors review our manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our Common Stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee earned by our manager is not fair, subject to our manager’s right to prevent such a termination by accepting a mutually acceptable reduction of fees. Our manager would be provided with 60 days’ prior notice of any such termination and paid a termination fee equal to the amount of the management fee earned by our manager during the twelve-month period preceding such termination which may make it more difficult for us to terminate the management agreement. Following any termination of the management agreement, we have the option to purchase our manager’s right to receive the Incentive Compensation at a cash price equal to the amount of the Incentive Compensation that would be paid to the manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may continue to pay the Incentive Compensation to our manager. In addition, were we to not purchase our manager’s Incentive Compensation, our manager may require us to purchase the same at the price discussed above. In addition, the management agreement may be terminated by us at any time for cause.

Because our management agreement provides that our manager will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive any cash compensation directly from us. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Our manager has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our named executive officers by the manager that relates solely to their services to us. We may, from time to time, at the discretion of the Compensation Committee of the board of directors, grant options to purchase shares of our Common Stock or other equity interests in us to our officers.

Below is a summary of the fees and other amounts earned by our manager in connection with services performed for us during fiscal 2008.

2008
Management Fee(1)	$17.9 million
Expense Reimbursements(2)	$0.5 million
Incentive Compensation(3)	$0 million
Stock Options	0 shares

(1)	We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in our management agreement. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

(2)	The management agreement provides that we will reimburse our manager for various expenses incurred by our manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; certain of such services are provided by our manager. The management agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum. We also pay all of our operating expenses, except those specifically required to be borne by our manager under the management agreement. Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the New York Stock Exchange.

(3)	Our manager is entitled to receive the Incentive Compensation pursuant to the terms of the management agreement with us. The purpose of the Incentive Compensation is to provide an additional incentive for our manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our board of directors may request that our manager accept all or a portion of its Incentive Compensation in shares of our Common Stock, and our manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

As of April 1, 2009, our manager, through its affiliates and principals of Fortress, owned 5,010,574 shares of our Common Stock and owned options to purchase an additional 1,612,772 shares of our Common Stock, which were issued in connection with our equity offerings, representing approximately 12.0% of our Common Stock on a fully diluted basis.

Grants of Plan-Based Awards in 2008

No options or other plan-based awards were granted to an affiliate of our manager during 2008.

Outstanding Option Awards As of December 31, 2008

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Wesley R. Edens(1)	26,680		$20.35	07/11/2013
	214,342		$22.85	12/01/2013
	232,650		$26.30	01/09/2014
	243,225		$25.75	05/25/2014
	115,375		$31.40	11/22/2014
	232,650		$29.60	01/06/2015
	83,938	16,788	$29.42	10/26/2016
	109,001	33,174	$31.30	01/23/2017
	203,300	101,650	$27.75	04/11/2017
Randal A. Nardone(1)	26,680		$20.35	07/11/2013
	214,342		$22.85	12/01/2013
	232,650		$26.30	01/09/2014
	243,225		$25.75	05/25/2014
	115,375		$31.40	11/22/2014
	232,650		$29.60	01/06/2015
	83,938	16,788	$29.42	10/26/2016
	109,001	33,174	$31.30	01/23/2017
	203,300	101,650	$27.75	04/11/2017
Kenneth M. Riis	17,500		$13.00	10/10/2012
	80,500		$20.35	07/11/2013
	57,438		$22.85	12/01/2013
	57,750		$26.30	01/09/2014
	60,375		$25.75	05/25/2014
	28,437		$31.40	11/22/2014
	57,750		$29.60	01/12/2015
	24,792	4,958	$29.42	10/26/2016
	32,468	9,882	$31.30	01/23/2017
	38,760	19,380	$27.75	04/11/2017
Debra A. Hess(2)	—	—	—	—
Brian C. Sigman	354	71	$29.42	10/26/2016
	464	141	$31.30	1/23/2017
	760	380	$27.75	4/11/2017
Phillip Evanski	11,333	2,267	$29.42	10/26/2016
	14,843	4,517	$31.30	01/23/2017
	21,280	10,640	$27.75	04/11/2017
Jonathan Ashley	19,694		$22.85	12/01/2013
	19,800		$26.30	01/09/2014
	20,700		$25.75	05/25/2014
	9,750		$31.40	11/22/2014
	19,800		$29.60	01/12/2015
	8,500	1,700	$29.42	10/26/2016
	11,132	3,388	$31.30	01/23/2017
	9,120	4,560	$27.75	04/11/2017

(1)	Represents options held as of December 31, 2008, by FOE I. Mr. Edens and Mr. Nardone, as beneficial owners of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares issuable upon the exercise of options held by FOE I. Each of Mr. Edens and Mr. Nardone disclaims beneficial ownership of the options held by and of the shares received upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein.

(2)	Ms. Hess resigned as our Chief Financial Officer effective as of August 13, 2008. Ms. Hess forfeited all of the share options previously granted to her.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total
Wesley R. Edens	$0	$0	—	$0
Kenneth M. Riis	$0	$0	—	$0
Kevin J. Finnerty(2)	$0	$45,000	—	$45,000
Stuart A. McFarland	$30,000	$15,000	—	$45,000
David K. McKown	$30,000	$15,000	—	$45,000
Peter M. Miller	$30,000	$15,000	—	$45,000

(1)	Pursuant to our Stock Incentive Plan, each non-employee director received an automatic annual award of our Common Stock effective on the first business day after our annual meeting of stockholders valued at $15,000 based on the per share closing price of our Common Stock on the New York Stock Exchange on the date of such grant. In 2008, such directors accordingly received 1,503 shares of Common Stock.

(2)	Mr. Finnerty elected to receive compensation for his services as a director in the form of common shares in lieu of cash.

Potential Payments Upon Termination or Change-in-Control

According to the terms of our Stock Incentive Plan and related award agreements, options and tandem awards granted pursuant to the plan shall become immediately and fully vested and exercisable upon a change in control. However, no optionholder will be entitled to receive any payment or other items of value upon a change in control.

Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan

We have adopted the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, referred to herein as the Stock Incentive Plan, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. The Stock Incentive Plan is administered by our Compensation Committee. The maximum number of shares of our Common Stock reserved and available for issuance for our first fiscal year was 5,000,000 shares. For each year thereafter, the maximum number of shares available for issuance under the Stock Incentive Plan is that number of shares equal to 15% of the number of our outstanding equity interests, but in no event more than 10,000,000 shares in the aggregate over the term of the plan. No stock option may be granted to our manager (or its designee) in connection with any issuance by us of equity securities in excess of ten percent (10%) of the number of equity securities then being issued. The Stock Incentive Plan permits the granting of options to purchase Common Stock that do not qualify as incentive stock options under section 422 of the Internal Revenue Code.

As the administer of the Stock Incentive Plan, the committee has the authority to establish terms and procedures related to all option grants made under the plan. For example, the exercise price of each option is determined in accordance with procedures approved by the committee and may be less than 100% of the fair market value of our Common Stock subject to such option on the date of grant. Under the current policy approved by our committee, we grant our manager, through affiliates, options only in connection with our equity offerings. In the event that we offer common stock to the public, we simultaneously grant to our manager or an affiliate of our manager a number of options equal to 10% of the aggregate number of shares being offering in such offering at an exercise price per share equal to the public offering price per share; provided that if there is no fixed public offering price, we will grant such options at an exercise price per share equal to the price per share that we sold the Common Stock to the underwriters in such offering. In each case, the options are exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the first month after the date of the grant.

As a general matter, the Stock Incentive Plan provides that the committee has the power to determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may become vested and exercisable in installments, and the exercisability of options may be accelerated by the committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the committee or, if the committee so permits, by delivery of shares of Common Stock already owned by the optionee or, to the extent permitted by applicable law, by delivery of a promissory note. The exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee.

At the discretion of the committee, options granted under the Stock Incentive Plan may include a “re-load” feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to exercise options using previously owned shares of Common Stock while continuing to maintain their previous level of equity ownership in us.

The committee may also grant stock appreciation rights, restricted stock, performance awards, tandem awards and other stock and non-stock-based awards under the Stock Incentive Plan. These awards will be subject to such conditions and restrictions as the committee may determine, which may include the achievement of certain performance goals or continued employment with us through a specific period.

As of April 1, 2009, our manager, through an affiliate, had been granted options to purchase 3,523,727 shares, which were issued in connection with our equity offerings from 2002 through April 1, 2009. Portions of these options have been and may be assigned from time to time to employees of our manager or its affiliates. In addition, we may grant tandem options to our employees that correspond on a one to one basis with the options granted to our manager, such that exercise by an employee of the option would result in the corresponding option held by our manager being cancelled.

These manager options, which were granted to an affiliate of our manager in connection with the manager’s efforts related to our offerings, provide a means of performance-based compensation in order to provide an additional incentive for our manager to enhance the value of our Common Stock. We have no ownership interest in our manager. FOE I is the sole member of our manager. The beneficial owners of FOE I are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. As of April 1, 2009, Mr. Nardone was an executive officer of the Company.

The Stock Incentive Plan provides for automatic annual awards of shares of our Common Stock valued at $15,000, based on the closing price of our shares on the NYSE on the date of grant, to our non-officer or non-employee directors. In addition, each new independent member of our board of directors is granted an initial one-time grant of an option for 2,000 shares with an exercise price equal to fair market value on the date of grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for 2008 with the Company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis for 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Proxy Statement for the 2009 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

The Compensation Committee

David K. McKown, Chairman

Kevin J. Finnerty

Stuart A. McFarland

Peter M. Miller

Compensation Committee Interlocks and Insider Participation

None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 1, 2009, by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficially Ownership	Percent of Class(2)
Wesley R. Edens(3)(6)	3,368,963	6.2%
Kevin J. Finnerty(4)	227,986	*	%
Stuart A. McFarland(4)	8,070	*	%
David K. McKown(4)	8,070	*	%
Peter M. Miller(4)	22,330	*	%
Kenneth M. Riis(4)	602,477	1.1%
Debra A. Hess(7)	—	*	%
Brian C. Sigman(4)	1,940	*	%
Phillip J. Evanski(4)	64,769	*	%
Jonathan Ashley(4)	283,207	*	%
Randal A. Nardone(5)(6)	3,316,978	6.1%

All directors, nominees and executive officers as a group (10 persons, excluding Ms. Hess but including Mr. Sigman)	5,326,592	9.7%

*	Denotes less than 1%.

(1)

The address of FOE I and Fortress Operating Entity II (“FOE II,” which was formerly known as Fortress Principal Investment Holdings II LLC) and all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(2)	Percentage amount assumes the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of April 1, 2009, and no exercise by any other person.

(3)	Includes 790,765 shares held by Mr. Edens, 1,025,729 shares held by FOE II and 1,552,469 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and Mr. Edens disclaims beneficial ownership of the shares held by this charitable trust; does not include 100,000 shares held by a charitable trust of which Mr. Edens is a trustee in respect of which, however, Mr. Edens disclaims beneficial ownership.

(4)

Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 1, 2009: Riis – 477,477;

Sigman – 1,940; Evanski – 58,269; Ashley – 124,896; Finnerty – 2,000; McFarland – 4,000; McKown – 4,000; and Miller – 4,000.

(5)	Includes 738,780 shares held by Mr. Nardone, 1,025,729 shares held by FOE II and 1,552,469 shares issuable upon the exercise of options held by FOE I. Mr. Nardone disclaims beneficial ownership of the shares held by FOE II and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein.

(6)	Mr. Edens and Mr. Nardone, as beneficial owners of each of FOE I and FOE II, may be considered to have, together with the other beneficial owners of FOE I and FOE II, shared voting and investment power with respect to the shares held by FOE II and the shares issuable upon the exercise of options held by FOE I.

(7)	Ms. Hess resigned as our Chief Financial Officer effective as of August 13, 2008. Ms. Hess forfeited all of the share options previously granted to her.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange.

To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2008, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements, except for reports on Form 4 relating to (i) four purchases of shares by Mr. Miller’s dividend reinvestment plan and (ii) two distributions of stock to Mr. Finnerty to compensate him for his board service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2003, we and Drawbridge Special Opportunities Fund, a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 38% interest in DBNC Peach Holding LLC, a limited liability company that acquired a pool of franchise loans from a third party financial institution. In December 2007, we closed on a sale of a pool of loans in the joint venture. Our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet, was approximately $0.3 million at December 31, 2008. The remaining approximately 24% interest in the limited liability company is owned by the above referenced third party financial institution.

In March 2004, we and Drawbridge Special Opportunities Fund, a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 49% interest in two limited liability companies that have acquired, in a sale-leaseback transaction, a portfolio of convenience and retail gas stores from a public company. This investment was financed with nonrecourse debt at the limited liability company level and our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet. In March 2005, the property management agreement related to these properties was transferred to an affiliate of our manager from a third party servicer; our allocable portion of the related fees, approximately $20,000 per year for three years, was not changed. In April 2008, we sold our interest in this investment.

In April 2006, we securitized a portfolio of subprime residential mortgage loans, which we refer to as “Subprime Portfolio I” and, through the related securitization trust (“Securitization Trust 2006”), entered into a servicing agreement with Centex Home Equity Company, LLC, a subprime home equity mortgage lender (the “Subprime Servicer”) to service this portfolio. In July 2006, private equity funds managed by an affiliate of our manager completed the acquisition of the Subprime Servicer. As compensation under the servicing agreement, the Subprime Servicer will receive, on a monthly basis, a net servicing fee equal to 0.50% per annum on the unpaid principal balance of the portfolio. In March 2007, we through another securitization trust (“Securitization Trust 2007”) entered into a servicing agreement with the Subprime Servicer to service a second portfolio subprime residential mortgage loans (“Subprime Portfolio II”) under substantially the same terms. The outstanding unpaid principal balances of Subprime Portfolios I and II were approximately $720.2 million and $925.1 billion at December 31, 2008, respectively.

In September 2006, we were co-lenders with Drawbridge Special Opportunities Fund and Fortress Partner Fund two private investment funds managed by an affiliate of our manager, in a new real estate related loan. The loan is secured by a first mortgage interest on a parcel of land in Arizona. We own a 20% interest in the loan and the private investment funds own an 80% interest in the loan. Major decisions require the unanimous approval of the holders of interests in the loan, while other decisions require the approval of a majority of holders of interests in the loan. In October 2006, we and the private investment funds sold, on a pro-rata basis, a $125.0 million senior participation interest in the loan to an unaffiliated third party, resulting in us owning a 20% interest in the junior participation interest in the loan. Newcastle’s investment in this loan was written off as an impairment loss during the year ended December 31, 2008.

As of December 31, 2008, we held on our balance sheet total investments of $266.0 million face amount of real estate securities and related loans issued by affiliates of our manager. We earned approximately $20.4 million, $20.1 million and $18.5 million of interest on such investments for the years ended December 31, 2008, 2007 and 2006, respectively.

In each instance described above, affiliates of our manager have an investment in the applicable affiliated fund and receive from the fund, in addition to management fees, incentive compensation if the fund’s aggregate investment returns exceed certain thresholds.

We are party to a management agreement with an affiliate of Fortress Investment Group LLC, dated as of June 6, 2002, as amended on March 4, 2003, pursuant to which our manager provides for the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman also serves as an officer of our manager.

The officers and directors of the Company use an established process (as evidenced herein) to review, approve and ratify transactions with related parties. When considering potential transactions involving a related party that may require board approval, our officers notify our board of directors in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the full board of directors to review the matter. At such meetings, our President, Chief Financial Officer and other members of management, as appropriate, provide information to the board regarding the proposed transaction, after which the board and management discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the board determines that the transaction is in the best interests of the Company, it will vote to approve the Company’s entering into the transaction with the applicable related party, which vote is evidenced by a written resolution of the board of directors.

FOE I is the sole member of FIG LLC, our manager. The beneficial owners of FOE I include Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2008. The Audit Committee of the board of directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2009.

Principal Accountant Fees and Services

During the years ended 2008 and 2007, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized bond obligations. Fees for 2008 and 2007 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax-Related Fees
2008	$2,071,250	—	$145,000
2007	$1,812,540	$385,150	$93,598

Audit Fees.    Audit fees are fees billed for the consolidated financial statements as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.

Audit-Related Fees.    Audit-related fees principally included attest services not required by statute or regulation.

Tax Fees.    Tax fees for the years ended December 31, 2008 and 2007 related to tax planning and compliance and return preparation.

All Other Fees.    None.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in 2008 were pre-approved by the Audit Committee. The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

FOR 2010 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting of stockholders if they are received by the Company on or before December 22, 2009. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Bylaws. In order for a proposal relating to business to be conducted at our 2010 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the secretary of the Company at our principal executive office after the close of business on December 22, 2009 and before the close of business on January 21, 2009. However, in the event that the date of mailing of the notice of the 2009 annual meeting of stockholders is advanced or delayed by more than 30 days from April 21, 2009, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 120th day before mailing of notice of such meeting and not later than the close of business on the later of the 90th day before mailing of notice of such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

The board of directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2009

The Proxy Statement and Annual Report for the year ended December 31, 2008 are available at www.proxyvote.com.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newcastleinv.com. Such information will also be furnished upon written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF TWO DIRECTORS AND THE APPROVAL OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 21, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Randal A. Nardone

Secretary

New York, New York

April 21, 2009

NEWCASTLE INVESTMENT CORP. ATTN: NADEAN FINKE 1345 AVENUE OF THE AMERICAS 46TH FLOOR NEW YORK, NY 10105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Newcastle Investment Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Newcastle Investment Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M13416-P79854 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWCASTLE INVESTMENT CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
		☐	☐	☐	___________________________________________
Vote on Directors
1.	ELECTION OF DIRECTORS
Nominees:
01) Stuart A. McFarland 02) Peter M. Miller
Vote on Proposal						For	Against	Abstain
2.	Proposal to approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2009.					☐	☐	☐
3.	In their discretion, upon such other matters that may properly come before the meeting or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before 05/13/2009 to facilitate timely delivery.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M13417-P74876

NEWCASTLE INVESTMENT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2009

The stockholder(s) hereby appoint(s) Wesley R. Edens, Randal A. Nardone, and Kenneth M. Riis, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s), them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Newcastle Investment Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. Eastern Time on May 27, 2009, at The Hilton New York, located at 1335 Avenue of the Americas, New York, New York 10019, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: __________________________________________________________

_____________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE